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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-56795) of our report, which includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern, dated March 13, 1998, on our audits of the financial statements of HomeCom Communications, Inc. We also consent to the reference to our firm under the caption "Experts."



                                                      PricewaterhouseCoopers LLP



Atlanta, Georgia
November 24, 1998